EXHIBIT 99.1

DIGITAL INSIGHT REPORTS STRONG SECOND QUARTER

RESULTS AND INCREASES 2005 EPS GUIDANCE

CALABASAS, Calif. (July 26, 2005) - Digital Insight Corp.® (Nasdaq: DGIN) (www.digitalinsight.com), the leading online banking provider, today announced record financial results for its second quarter ended June 30, 2005.

Revenues for the second quarter ended June 30, 2005 increased 12% to $52.3 million from $46.9 million for the quarter ended June 30, 2004. The Company’s GAAP (Generally Accepted Accounting Principles) net income in the second quarter increased 41% to $6.4 million, or $0.18 per diluted share, from $4.5 million, or $0.13 per diluted share, in the second quarter of 2004.

Excluding amortization of intangible assets from acquisitions, net of tax, non-GAAP net income in the second quarter increased 31% to $7.6 million, or $0.21 per diluted share, from non-GAAP net income of $5.8 million, or $0.16 per share, in the second quarter of 2004. A reconciliation of GAAP results to non-GAAP results is provided as part of this press release.

Cash Flow, Balance Sheet and Stock Repurchase Trends

Cash flow from operations in the second quarter ended June 30, 2005 remained very strong at $15.8 million, up from $14.1 million in the second quarter of 2004. During the second quarter, the Company utilized its operating cash flow and balance sheet strength to repurchase 1.04 million common shares at an average cost of $24.05 per share, completing its second $25 million stock repurchase program in the past 12 months. At June 30, 2005, the Company had cash and investment balances of $101.0 million and no long-term debt.

Revenue By Segment (in 000s)	Q2 2005	Q2 2004	% Change
Internet Banking	$42,126	$37,252	13%
Business Banking	$6,643	$5,842	14%
Lending	$3,555	$3,763	(6)%

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DIGITAL INSIGHT REPORTS SECOND QUARTER RESULTS

Internet Banking revenues increased 13% versus the second quarter a year ago, driven by strong growth in online bill payers and Internet banking end users. Business banking revenues increased 14% due primarily to rapid growth in business end users of the Company’s hosted product lines. Lending revenues decreased 6% compared to a year ago, reflecting client attrition during late 2004 that was partially offset by $500,000 in revenue resulting from the license of the Company’s new loan origination system to a financial technology vendor.

“We delivered another strong quarter with solid top-line growth, strong sales bookings, exceptional cash flows, and record operating margins,” commented Digital Insight Chairman, President and CEO Jeff Stiefler. “Our continuing improvements in operating profitability demonstrate the true scalability of our business model and data center infrastructure. Considering our subscription-based business model and growing momentum in online bill payment, we see considerable potential for further margin expansion as bill pay penetration increases from current adoption levels among our 35 million potential end users.”

Stiefler continued, “I am very encouraged by our strong sales bookings and partnership activity during the quarter that sets the stage for continued profitable growth, and underscores our improving outlook in online business banking for larger financial institutions. Recent sales wins and partnership contracts include:

•	Our largest-ever “conversion” win with VyStar Credit union, a $2.9 billion institution that will migrate its 110,000 active Internet banking end users onto Digital Insight’s online banking platform by year end.

•	A new five-year agreement to resell Metavante’s bill payment and bill presentment services that locks in market-leading pricing for Digital Insight clients, results in new product interfaces for improved implementations and greater functionality between Digital Insight and Metavante products, and expands our cooperative marketing initiatives to drive end user adoption.

•	An expanded strategic partnership with a leading core data processor to serve as the core processor’s exclusively-endorsed provider of online banking and cash management products for its financial institution clients.

•	A new strategic alliance with CashEdge, whereby Digital Insight will serve as the exclusive distributor to small-to-mid-size financial institutions for CashEdge’s instant account opening and funding solution. The five-year partnership has been structured to provide Digital Insight

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DIGITAL INSIGHT REPORTS SECOND QUARTER RESULTS

with all the elements of an ideal partnership: exclusive distribution rights to our target market, market-leading pricing on new product developments that benefit our clients, and the ability to participate financially, through a warrant, in the valuation increase we expect to help CashEdge achieve.

•	New contracts with two mid-size regional banks that will deploy our outsourced Corporate Banking products, including RG-Premier, an $8 billion bank, and Johnson Bank, a $3 billion institution, demonstrating our improved outlook in Business Banking for larger financial institutions.

•	An expanded strategic alliance with Fiserv’s Summit, XP and Users business units to include our new multi-channel online loan origination system, DeskTopLender Premium, as an authorized lender solution for their financial institution clients.

•	A new strategic partnership with Cyota to provide Digital Insight clients with the industry’s leading anti-phishing solution, protecting banks and credit unions from increasingly sophisticated forms of online fraud.”

2005 Financial Guidance

“Based on our solid financial results during the first half of 2005 and growing operating profitability, we are increasing our 2005 guidance for diluted earnings per share and, at the same time, narrowing our 2005 revenue guidance around the mid-point of our prior guidance range,” Stiefler concluded.

Q3 2005 Business Outlook	Guidance	Prior Guidance
Revenues	$52.8 – $53.3 million	N/A
Non-GAAP diluted EPS [1]	$0.21 – $0.22	N/A
GAAP diluted EPS [2]	$0.17 – $0.18	N/A

Full Year 2005 Financial Guidance	Revised Guidance	Prior Guidance
Revenues	$211.5 – $213.5 million	$211 – $214 million
Non-GAAP diluted EPS [1]	$0.82 – $0.84	$0.78 – $0.82
GAAP diluted EPS [2]	$0.68 – $0.70	$0.64 – $0.68

[1]	Excludes amortization of intangible assets of approximately $0.03 to $0.04 per diluted share for the quarter and $0.14 for the full year 2005.

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DIGITAL INSIGHT REPORTS SECOND QUARTER RESULTS

[2]	Includes amortization of intangible assets of approximately $0.03 to $0.04 per diluted share for the quarter and $0.14 for the full year 2005.

Reconciliation of GAAP Results to Non-GAAP Results and GAAP Outlook

The Company provides non-GAAP operating results as a supplement to its GAAP financial results. The Company believes that non-GAAP results provide investors and management with a representation of the Company’s core operating performance that can be helpful in assessing Digital Insight’s prospects for future growth. Management uses such non-GAAP measures to evaluate financial results and to establish operational goals.

The Company’s non-GAAP results exclude the following charges and benefits, net of any related tax impact, from the Company’s statements of operations:

•	Non-cash charges related to amortization of acquisition-related intangible assets

•	Non-cash charges related to amortization of stock-based compensation

•	Merger-related charges

•	Restructuring-related charges

•	Impairment charges

•	Cumulative effect of change in accounting methods

•	Income benefit from the release of valuation allowance

•	Non-recurring tax charges

A detailed calculation of non-GAAP net income and non-GAAP net income per share is included in the attached reconciliation of GAAP net income to non-GAAP net income. The GAAP net income and non-GAAP net income per share is included in the attached consolidated statement of operations.

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DIGITAL INSIGHT REPORTS SECOND QUARTER RESULTS

Q2 2005 Investor Webcast

Digital Insight will host a live webcast of its Second Quarter Investor Conference Call today at 5:00 p.m. EDT. To access the webcast, visit Digital Insight’s web site located at www.digitalinsight.com, enter the Investor Relations section and click on the webcast icon.

Q2 2005 Telephone Replay

A telephone replay of the conference call will also be available for one week after the live call by calling (888) 203-1112 (or 719/457-0820 outside the U.S.), and entering the reservation number, 7724896.

About Digital Insight

Digital Insight® Corporation is the leading online banking provider for financial institutions. Through its comprehensive portfolio of Internet-based financial products and services built upon the company’s unique architecture, Digital Insight enables banks and credit unions to become the trusted transaction hub for their retail and commercial customers. Digital Insight offers consumer and business Internet banking, online lending, electronic bill payment and presentment, check imaging, account-to-account transfers, Web site development and hosting and marketing programs designed to help increase online banking end user growth and more. Each Digital Insight product and service reinforces the strength of its financial institution clients.

Safe Harbor Statement under the Private Litigation Reform Act of 1995

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding guidance on anticipated results of operations in the third quarter of 2005 and for all of 2005; expectation of sustaining or growing GAAP or non-GAAP net income; expectation of continued growth in Internet banking and bill payment end users; the growth prospect of each business line, including Lending and Business Banking; and other statements relating to future revenues, earnings, and performance. Such statements are based on management’s current expectations. Because of various risks and uncertainties, including the possibility that actual results of operations may fall short of the guidance provided herein, risks related to the integration of Business Banking products acquired in our acquisition of Magnet Communications, and delays in product rollout or customer adoption, actual results in future periods may differ materially from those currently expected. Additional discussion of factors affecting these forward looking statements is contained under the caption “Risk Factors” in Digital Insight’s most recent Annual Report on Form 10-K and other reports on file with the Securities and Exchange Commission. Digital Insight undertakes no obligation to update publicly any forward-looking statements.

CONTACTS:

INVESTOR RELATIONS	CORPORATE COMMUNICATIONS

Erik Randerson	Tobin Lee
Investor Relations	Corporate Communications
Digital Insight	Digital Insight
(818) 878-6615	(818) 878-6048

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DIGITAL INSIGHT REPORTS SECOND QUARTER RESULTS

DIGITAL INSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Revenues	$52,324	$46,857	$104,071	$92,536

Costs and operating expenses
Cost of revenues	22,197	20,902	44,536	41,915
Sales, general and administrative	13,076	10,841	26,182	21,533
Research and development	5,688	5,857	11,042	11,138
Amortization of acquisition-related intangible assets	2,025	2,075	4,050	4,150

Total costs and operating expenses	42,986	39,675	85,810	78,736

Income from operations	9,338	7,182	18,261	13,800

Interest and other income, net	777	149	1,314	248

Net income before provision for income taxes	10,115	7,331	19,575	14,048

Provision for income taxes	3,720	2,790	7,457	5,350

Net income	$6,395	$4,541	$12,118	$8,698

Basic net income per share	$0.18	$0.13	$0.34	$0.25

Diluted net income per share	$0.18	$0.13	$0.34	$0.24

Shares used in computing basic net income per share	34,811	35,203	35,183	35,117

Shares used in computing diluted net income per share	35,765	36,085	35,835	36,217

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

Non-GAAP (1)
GAAP net income	$6,395	$4,541	$12,118	$8,698
Amortization of acquisition-related intangible assets	2,025	2,075	4,050	4,150
Tax effect of non-GAAP adjustment	(800)	(789)	(1,600)	(1,578)

Non-GAAP net income	$7,620	$5,827	$14,568	$11,270

Diluted Non-GAAP net income per share	$0.21	$0.16	$0.41	$0.31

Shares used in computing diluted non-GAAP net income per share	35,765	36,085	35,835	36,217

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

Non-GAAP (1)
GAAP Operating Income	$9,338	$7,182	$18,261	$13,800
GAAP Operating Margin	18%	15%	18%	15%

Amortization of acquisition-related intangible assets	$2,025	$2,075	$4,050	$4,150
Non-GAAP Operating Income	$11,363	$9,257	$22,311	$17,950

Non-GAAP Operating Margin	22%	20%	21%	19%

(1)	See explanation above regarding the Company’s practice on reporting non-GAAP results.

DIGITAL INSIGHT REPORTS SECOND QUARTER RESULTS

DIGITAL INSIGHT CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$20,411	$64,682
Short-term investments	61,762	34,787
Accounts receivable, net	24,727	27,483
Accumulated implementation costs	2,275	2,662
Deferred tax asset, net	21,789	18,665
Prepaid and other current assets	4,358	2,499

Total current assets	135,322	150,778

Property and equipment, net	24,638	22,818
Goodwill and intangible assets, net	149,504	153,555
Deferred tax asset, net	20,558	29,318
Accumulated implementation costs	3,027	2,810
Long-term investments	18,865	17,785
Other assets	5,915	192

Total assets	$357,829	$377,256

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,772	$7,493
Accrued compensation and related benefits	6,698	4,952
Customer deposits and deferred revenue	12,937	14,030
Accrued expenses and other liabilities	7,594	6,934
Tax contingency reserve	4,359	3,994

Total current liabilities	43,360	37,403

Customer deposits and deferred revenue	7,389	6,772

Total liabilities	50,749	44,175

Common stock	34	36
Additional paid-in capital	459,070	451,080
Treasury stock, at cost	(49,996)	(3,812)
Deferred stock-based compensation	(465)	(542)
Accumulated deficit	(101,563)	(113,681)

Total stockholders’ equity	307,080	333,081

Total liabilities and stockholders’ equity	$357,829	$377,256

DIGITAL INSIGHT REPORTS SECOND QUARTER RESULTS

DIGITAL INSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six months ended June 30,
	2005	2004
Cash flows from operating activities:
Net income	$12,118	$8,698
Adjustments to reconcile net income to net cash from operating activities:
Deferred income tax provision	5,636	4,593
Depreciation and amortization of property and equipment	6,857	6,988
Amortization of intangible assets	4,050	4,150
Amortization of deferred stock-based compensation	78	123
Income tax benefit on stock options exercised	1,033	—
Loss on disposition of property and equipment	47	281
Changes in operating assets and liabilities	1,978	819

Net cash provided by operating activities	31,797	25,652

Cash flows from investing activities:
Net maturities (purchases) of investments	(28,055)	(693)
Acquisition of property and equipment	(8,986)	(3,478)
Acquisition payments	—	(1,043)

Net cash used in investing activities	(37,041)	(5,214)

Cash flows from financing activities:
Acquisition of treasury stock	(46,184)	—
Proceeds from issuance of common stock	7,157	4,373

Net cash provided by (used in) financing activities	(39,027)	4,373

Net increase (decrease) in cash and cash equivalents	(44,271)	24,811
Cash and cash equivalents, beginning of period	64,682	40,226

Cash and cash equivalents, end of period	$20,411	$65,037

DIGITAL INSIGHT REPORTS SECOND QUARTER RESULTS

Digital Insight Corporation

Key Operating Data

	June 30, 2005	March 31, 2005	June 30, 2004
TOTAL CONTRACTED CLIENTS	1,718	1,709	1,744

CONSUMER METRICS
Live Internet Banking Clients
Internet Banking Sites	1,382	1,370	1,363
Internet Banking Active End-Users	5,712,000	5,534,000	4,885,000
Potential End-Users at Live Sites	35,200,000	35,100,000	34,200,000
Penetration at Live Sites	16.2%	15.8%	14.3%
All Internet Banking Clients
Contracts	1,468	1,452	1,471
Potential End-Users	36,200,000	35,900,000	35,600,000
Online Bill Pay Metrics
Bill Pay Users	1,196,000	1,101,000	816,000
Bill Pay Penetration (of Internet Users)	20.9%	19.9%	16.7%
BUSINESS METRICS
Business Banking Contracts (b)	615	605	595
Business Banking Hosted End Users (b)	95,400	90,300	73,000
LENDING METRICS
Lending Contracts	220	220	227
Applications Processed (a)	132,000	109,000	150,000
REVENUE BY PRODUCT LINE
(in thousands) (a)
Internet Banking Revenue	$42,126	$42,353	$37,252
Business Banking Revenue (b)	$6,643	$6,448	$5,842
Lending Revenue	$3,555	$2,946	$3,763
Total Revenue	$52,324	$51,747	$46,857

(a)	Quarterly totals for respective three-month periods. All other information is at the period then-ended.
(b)	The Business Banking segment was formerly referred to as Cash Management.